Exhibit 5.1

February 3, 2025

Carmell Corporation

2403 Sidney Street, Suite 300

Pittsburgh, PA 15203

Ladies and Gentlemen:

We have acted as counsel to Carmell Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:

(i) common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Shelf Registration Common Stock”);

(ii) preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”);

(iii) debt securities of the Company (the “Debt Securities”);

(iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

(v) units composed of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units”).

The Shelf Registration Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities being registered is $100,000,000.

The Registration Statement also registers the resale of an aggregate of 17,397,460 shares of Common Stock (collectively, the “Resale Shares”) by certain stockholders of the Company, consisting of:

(i)
8,065,210 shares of Common Stock (the “Private Placement Shares”) issued pursuant to a securities purchase agreement, dated as of December 23, 2024 (the

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February 3, 2025

“Securities Purchase Agreement”), by and among the Company and the investors named therein (the “Private Placement Investors”);
(ii)
1,149,226 shares of Common Stock (the “APA Shares”) issued to Elevai Skincare, Inc, a Delaware corporation (the “Seller”), pursuant to an asset purchase agreement, dated as of December 31, 2024 (the “Asset Purchase Agreement”), by and among the Company, the Seller and the other parties thereto;
(iii)
up to 117,814 shares of Common Stock issuable to the Seller as and to the extent provided in the Asset Purchase Agreement (the “Holdback Shares”); and
(iv)
8,065,210 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants to purchase shares of Common Stock (the “Common Stock Warrants”) issued to the Private Placement Investors pursuant to the Securities Purchase Agreement.

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the base prospectus included in the Registration Statement relating to the Securities (the “Base Prospectus”); (iii) the prospectus included in the Registration Statement relating to the Resale Shares (the “Resale Prospectus”); (iv) the Third Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”); (v) the Bylaws of the Company, as amended to date (the “Bylaws” and together with the Certificate of Incorporation, the “Company Organizational Documents”); (vi) the Asset Purchase Agreement, the Securities Purchase Agreement and the Common Stock Warrants; (vii) the resolutions adopted by the board of directors of the Company (the “Board”) on (a) December 27, 2024, relating to the Securities Purchase Agreement, the issuance of the Private Placement Shares and the Warrant Shares, and the filing of the Registration Statement and the Resale Prospectus with respect to the Private Placement Shares and the Warrant Shares, (b) December 30, 2024, relating to the Asset Purchase Agreement, the issuance of the APA Shares and the Holdback Shares and the filing of the Registration Statement with respect to the APA Shares and the Holdback Shares, and (c) February 3, 2025, relating to the filing of the Registration Statement and the Base Prospectus (the foregoing resolutions in this clause (vii), collectively, the “Board Resolutions”); (viii) the Company’s stock ledger; and (ix) the form of Indenture filed as Exhibit 4.6 to the Registration Statement. We also have made such examination of law as we have deemed appropriate. In addition, we have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also examined and relied on a certificate from an officer of the Company. We have not independently established any of the facts upon which we have so relied.

For purposes of this opinion letter, we have made the assumptions that are customary in opinion letters of this kind, including without limitation: (i) that each document submitted to or reviewed by us is accurate and complete; (ii) that each such document that is an original is authentic and each such document that is a copy conforms to an authentic original; (iii) that all

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February 3, 2025

signatures (other than signatures on behalf of the Company) on each such document are genuine; and (iv) that there are no documents or agreements by or among any of the parties to the Asset Purchase Agreement, the Securities Purchase Agreement or the Common Stock Warrants, other than those referenced in this opinion letter, that could affect any of the opinions expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the documents reviewed by us in connection with this opinion letter. We have further assumed the legal capacity of all natural persons, and we have assumed that (i) each party to the documents we have examined or relied on (the “Reviewed Documents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) each party to the Reviewed Documents: (a) has the legal capacity, power and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (b) has taken all action necessary to duly authorize the execution and delivery of, and the performance of its obligations under, the Reviewed Documents and (c) has duly executed and delivered the Reviewed Documents; and (iii) the Reviewed Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. In addition, with respect to the opinion given in numbered paragraph 2 below, we have assumed that (i) the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of the Holdback Shares and the Warrant Shares to provide for such issuance; and (ii) the issuance of the Holdback Shares and the Warrant Shares will be duly noted in the Company’s stock ledger upon issuance. We have not verified any of the foregoing assumptions.

Our opinions set forth below are limited to: (i) the federal laws of the United States; (ii) solely in connection with the opinions given in numbered paragraphs 1, 2, 3, 4 and 8(a) below, the General Corporation Law of the State of Delaware (the “DGCL”); and (iii) solely in connection with the opinions given in numbered paragraphs 5, 6, 7 and 8(b) below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) the Securities and the Resale Shares will be issued and sold, as applicable, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iii) neither the Board nor any duly authorized committee thereof shall have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (iv) the Company shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and (v) the additional qualifications and other matters set forth below, it is our opinion that:

1. When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of (A) the Board and/or a duly authorized

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committee thereof and (B) the Company’s stockholders, so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL or result in a default under or a breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) certificates representing the shares of the Common Stock have been duly executed, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the DGCL; and (iii) notation of the issuance of the shares of Common Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement which is enforceable against all parties thereto in accordance with its terms and in an amount at least equal to the aggregate par value of the shares of Common Stock being issued and duly authorized by the Board and/or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.

2. When notation of the Holdback Shares and the Warrant Shares has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the Asset Purchase Agreement and the Common Stock Warrants, respectively, the Holdback Shares and the Warrant Shares will be validly issued, fully paid and nonassessable.

3. The Private Placement Shares and the APA Shares have been duly authorized for issuance to the Private Placement Investors and the Seller, respectively, and are validly issued, fully paid and nonassessable.

4. Assuming the terms of the Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL, or result in a default under or breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, as it may be amended from time to time hereafter, and such powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board and/or a duly authorized committee thereof; (ii) an amendment to, or restatement of, the Certificate of Incorporation, as then in effect, fixing and determining the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock has been duly authorized by the Board and stockholders, if applicable, and filed with the Secretary of State of the State of Delaware and become effective; (iii) certificates representing the shares of the Preferred Stock have been duly executed, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the DGCL; and (iv) notation of the issuance of the shares of Preferred Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive

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purchase, underwriting or similar agreement which is enforceable against the parties thereto in accordance with its terms and in an amount at least equal to the aggregate par value of the shares of Preferred Stock being issued and approved by the Board and/or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

5. Assuming the terms of the Debt Securities have been duly established in accordance with the indenture pursuant to which the Debt Securities are to be issued, which is substantially in the form of the Indenture filed as Exhibit 4.6 to the Registration Statement (together with any applicable supplement thereto, the “Indenture”), and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Indenture and the Debt Securities, and the issuance and sale of the Debt Securities, have been duly authorized and approved by all necessary action of the Board and/or a duly authorized committee thereof; (ii) the Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Debt Securities (the “Debt Trustee”) and constitutes the legally valid and binding obligation of the Debt Trustee; (iii) the Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iv) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and any other agreement or instrument binding upon the Company and enforceable against the parties thereto, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board and enforceable against the parties thereto in accordance with its terms, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

6. Assuming the form and terms of the Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Warrants and the Warrant Agreement are governed by the laws of New York, when (i) the form and terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board and/or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Warrants or certificates representing the Warrants, as the

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case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

7. Assuming that (A) the combination of the Securities of which the Units consist has been duly authorized and approved by all necessary action of the Board and/or a duly authorized committee thereof and of the stockholders, if applicable, and (B) the terms of such Units have been duly established in accordance with the applicable agreement pursuant to which such Units are to be issued (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Units and the Units Agreement are governed by the laws of New York, when (i) the form, terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board and/or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance its terms, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement duly authorized by the Board, or a duly authorized committee thereof, and enforceable against the parties thereto in accordance with its terms, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

8. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized, approved and documented as provided in numbered paragraphs 1 and 4 through 7 above, as the

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case may be and assuming that the Issuable Securities (other than the Common Stock and Preferred Stock) are governed by the laws of New York; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (a) to the extent the relevant Issuable Securities are Common Stock or Preferred Stock, such Issuable Securities will be validly issued, fully paid and nonassessable and (b) to the extent the relevant Issuable Securities are Debt Securities, Warrants, or Units, such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We note that the maximum number of shares of Common Stock and Preferred Stock issuable under the Registration Statement is not specified, and we assume that, at the time of the issuance of any shares of Common Stock or Preferred Stock under the Registration Statement or upon the settlement, exercise, conversion or exchange of any other Securities, the Company will have sufficient authorized and unissued, not otherwise committed to be issued, shares of Common Stock or Preferred Stock, as the case may be, to provide for such issuance.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in each of the Base Prospectus and the Resale Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Base Prospectus or the Resale Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP